POWER OF ATTORNEY

Know all persons by these presents, that Robert J. Kelly, whose signature appears below, constitutes and appoints Stephen J. Winjum, Scott T. Macomber, E.
Michele Vickery and John W. Lawrence, Jr., and each of them, as his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Forms 4 and 5 and Schedule 13Gs and any amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes may lawfully do or cause to be done by virtue thereof.

Date:  April 9, 2004  by: /s/ Robert J. Kelly
    Robert J. Kelly